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                                                                   EXHIBIT 4(II)

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of November 1, 1998 (this "Agreement"), between First Hawaiian, Inc., a Delaware corporation (the "Company") and Banque Nationale de Paris, a societe anonyme or limited liability banking corporation organized under the laws of the Republic of France ("BNP").

                             W I T N E S S E T H :

     WHEREAS, the Company and BancWest Corporation, a corporation organized under the laws of the State of California and a wholly owned subsidiary of BNP ("BancWest"), have entered into a Merger Agreement, dated as of May 28, 1998 (the "Merger Agreement"), pursuant to which and subject to the terms and conditions thereof, among other things, BancWest will merge with and into the Company (the "Merger"), and all of the outstanding shares of common stock, without par value, of BancWest (the "BancWest Common") will be converted into shares of Class A Common Stock (as defined herein); and

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and BNP are entering into a Standstill and Governance Agreement, dated as of the date hereof (the "Standstill Agreement"); and

     WHEREAS, the Company and BNP are entering into this Agreement to establish certain arrangements with respect to the shares of Class A Common Stock into which the BancWest Common held by BNP will be converted in the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Definitions.  Unless otherwise defined herein:

          "associate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          "Business Day" means any day excluding Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the Honolulu, Hawaii, San Francisco, California or Paris, France.

          "Class A Common Stock" shall mean the Class A Common Stock, par value $1.00 per share, of the Company.

          "Company Common Shares" shall mean, collectively, the Class A Common Stock and the Company Common Stock.

          "Company Common Stock" shall mean Common Stock, par value $1.00 per share, of the Company (other than the Class A Common Stock).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and any successor thereto, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

          "Holder" shall mean any party hereto (other than the Company) and their permitted successors and assigns, and any Person who becomes a party hereto.

          "Holders' Representative" shall mean BNP, as representative of the Holders.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing.
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          "Registrable Securities" shall mean (x) the shares of Company Common
     Stock issuable upon the transfer of the shares of Class A Common Stock that may be owned from time to time by BNP and (y) any securities which have been or may be issued or distributed in respect of Class A Common Stock issued to BNP in the Merger or any other shares covered by clause (x) by way of stock dividend, stock split or other distribution, recapitalization, or reclassification, exchange offer, merger, consolidation or similar transaction. As to any particular Registrable Securities, once issued such Securities shall cease to be Registrable Securities when (i) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (iii) such securities shall have been otherwise transferred (except pursuant to Section 3.2(c)(iii) or (vi) of the Standstill Agreement), new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force or (iv) such securities shall have ceased to be outstanding.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and securities exchange or NASD registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and, if the Registrable Securities are debt securities, in connection with a determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of such Registrable Securities being sold may designate to the extent provided in Section 4(d)), (iii) all printing, duplicating, word processing, telephone, facsimile, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system pursuant to Section 4(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and (vii) if the Registrable Securities are preferred stock or debt securities, all applicable rating agency fees with respect thereto; provided, that Registration Expenses shall exclude all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, transfer taxes, if any, and the fees and disbursements of counsel for the Holders.

          "SEC" shall mean the Securities and Exchange Commission, or any successor governmental body or agency.

          "Securities Act" shall mean the Securities Act of 1933, as amended and any successor thereto, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

     2. Incidental Registrations.

     (a) Right to Include Registrable Securities. Subject to the last sentence of this Section 2(a) and Article III of the Standstill Agreement, each time the Company proposes to register shares of Company Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will give reasonably prompt written notice to each Holder of its intention to do so and of such Holder's rights under this Section 2. Upon the written request of any Holder made in good faith on behalf of such Holder and made within 15 days after the receipt of any such notice (which request shall specify the number and type of Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by each such Holder; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration

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statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder who has requested to include Registrable Securities in such registration and in the case of a determination not to register, thereupon shall be relieved, subject to paragraph (b) below, of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and in the case of a determination to delay registering, the Company may delay registering the Registrable Securities for the same period as the delay in registering such other securities, and (ii) if such registration involves an underwritten offering by the Company, the Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. Each Holder shall be permitted to withdraw all or part of such Holder's Registrable Securities from a registration pursuant to this Section 2(a) at any time prior to the effective date thereof; provided, that the Company shall be entitled to reimbursement from a Holder of withdrawn Registrable Securities for any registration fees incurred by the Company in connection with the registration of such Registrable Securities. In order to assure the efficient operation of this Section 2(a), BNP may, upon transfer of any shares of Class A Common Stock in accordance with the provisions of the Standstill Agreement, enter into appropriate agreements with any transferee who would become a Holder to limit such transferee's rights to cause the Company to register securities pursuant to this Section 2(a) without the consent of the Holders' Representative; provided that BNP shall deliver a copy of any such agreement to the Company. The Holders shall not have any rights under this
Section 2(a) if, during the twelve-month period preceding the date on which notice would be required to be given by the Company pursuant to the first sentence of this paragraph (a), the number of registrations requested by the Holders pursuant to this Section 2(a), when combined with the number of registrations registered pursuant to Section 3(a), would exceed three.

     (b) Conversion to Demand Registration. In the event that the Company shall determine for any reason not to proceed with a proposed registration as described in paragraph (a) above, one or more Holders shall be permitted to request that the Company continue such registration pursuant to, and subject to all of the terms and conditions of, Section 3 (including, without limitation, the limitations on the number, frequency, amount of securities to be requested to be registered and the ability of the Company to delay registration or suspend sales contained in Sections 3(a) and 3(g)). Any such request shall be made by written notice delivered within two Business Days of receipt by such Holders of the notice from the Company to the Holders of the Company's determination not to proceed with the registration and shall count as a demand under Section 3(a).

     (c) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 2.

     (d) Priority. If a registration pursuant to this Section 2 involves an underwritten offering by the Company (as described in Section 2(a)(ii)) and the managing underwriter with respect to such offering advises the Company and the Holders electing to participate in such offering in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without being likely to have an adverse effect on the offering of securities as contemplated by the Company (including the price at which the Company proposes to sell such securities), then the Company will include in such registration (i) if the registration is a primary registration on behalf of the Company, (x) first, all securities proposed to be sold by the Company, and (y) second, the Registrable Securities requested to be included in such registration by the Holders and any other Person requested to be included in such registration, pro rata in accordance with the number of Registrable Securities proposed to be included by each Holder and the number of securities proposed to be included by such other Person, respectively, and (ii) if the registration is a secondary registration on behalf of a Person other than the Company or a Holder of Registrable Securities, (x) first, all the securities proposed to be sold by such other Person and (y) second, the number of securities the Company proposes to sell for its own account and the number of Registrable Securities which the Holders have requested to be included in such registration

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pursuant to this Section 2, pro rata in accordance with the combined number of securities proposed to be registered by the Company and the number of Registrable Securities requested to be included, respectively.

     (e) Custody Agreement and Power of Attorney. Upon the Company's request, the Holders' Representative will execute and deliver a customary custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to the Registrable Securities to be registered pursuant to this Section 2 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Holders will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares or other units of Registrable Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Holder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on behalf of such Holder with respect to the matters specified therein.

     3.  Registration on Demand.

     (a) Right to Demand Registration. (i) Subject to Article III of the Standstill Agreement, upon the written request of one or more Holders requesting that the Company effect the registration under the Securities Act of all or part of such Holders' Registrable Securities (constituting in the aggregate at least 2% but no more than 25% of the total number of Company Common Shares or other Registrable Securities outstanding at the date of such request or such lesser number as the managing underwriter, if any, of the offering may determine is the maximum number of shares that may be offered without adversely affecting the trading market of the Company Common Stock, as provided in paragraph (f) below) and specifying the intended method of disposition thereof, the Company thereupon will, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Holder, provided that the Company shall be obligated to register Registrable Securities pursuant to this
Section 3(a) on only five occasions and no more than two demand registrations may be requested in any twelve-month period, and provided further that the Company shall not be obligated to effect more than three registrations pursuant to this Section 3(a) and Section 2(a) in any twelve-month period. In order to assure the efficient operation of this Section 3(a), BNP may, upon transfer of any shares of Class A Common Stock in accordance with the provisions of the Standstill Agreement, enter into appropriate agreements with any transferee who would become a Holder to limit such transferee's rights to cause the Company to register securities pursuant to this Section 3(a) without the consent of the Holders' Representative; provided that BNP shall deliver a copy of such agreement to the Company.

     (ii) Promptly upon receipt of any request for a demand registration pursuant to paragraph (a)(i) above (but in no event more than five Business Days thereafter), the Company shall serve written notice of any such request to all other Holders, and the Company shall include in such registration all Registrable Securities of any Holder with respect to which the Company has received written requests for inclusion therein within 30 Business Days after such notice has been given pursuant to Section 6(f). All requests made pursuant to this Section 4(a)(ii) shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

     (b) Registration Statement Form. Registration statements filed pursuant to this Section 3 shall be on such form of the SEC as shall be selected by the Company, and as shall permit the disposition of the subject Registrable Securities in accordance with the intended methods of disposition specified by the Holders.

     (c) Expenses. The Company will pay all Registration Expenses in connection with the registrations of Registrable Securities pursuant to this Section 3.

     (d) Effective Registration Statement. A registration requested pursuant to this Section 3 will not be deemed to have been effected unless it has become effective; provided, that if, within 90 days after it has become effective, the offering of Registrable Securities pursuant to such registration is (i) interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with

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such registration are not satisfied by reason of a wrongful act, misrepresentation or breach of the applicable underwriting agreement by the Company, such registration will be deemed not to have been effected.

     (e) Selection of Underwriters. If a requested registration pursuant to this Section 3 involves an underwritten offering, the Holders of a majority of the Registrable Securities which the Company has been requested to register in such registration shall have the right to select in good faith the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Company.

     (f) Priority. If a requested registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) would jeopardize the success of the offering, the Company will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of securities of each class of such Registrable Securities to be included in such registration shall be limited to the number which, based on the opinion of the managing underwriter, can be sold without jeopardizing the success of the offering, pro rata in accordance with the number of Registrable Securities requested to be included by each Holder. In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold without jeopardizing the success of the offering, the Company may include in such registration the securities the Company proposes to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold.

     (g) Certain Delay Rights. Notwithstanding any other provision of this Agreement to the contrary, if at any time (i) while a registration statement is effective or (ii) before a registration statement has been filed pursuant to this Section 3, the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would in the reasonable good faith judgment of a majority of the entire Board of Directors of the Company (including a majority of the Independent Directors (as defined in the Standstill Agreement)) materially interfere with or materially and adversely affect any pending or proposed acquisition, merger, recapitalization, consolidation, reorganization, financing or other material event or transaction, or negotiations, discussions or pending proposals with respect thereto, and would thus not be in the best interests of the stockholders of the Company or materially interfere with a pending share repurchase program (a "Disadvantageous Condition"), the Company may, as applicable, (i) defer filing such registration statement pursuant to
Section 3(a) of this Agreement or (ii) suspend sales of shares by any Holder until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the Holders' Representative); provided, that any delay by the Company pursuant to this Section 3(g) may not exceed (A) 60 consecutive days or (B) 120 days in any twelve-month period. With respect to each Holder, upon the receipt of any such notice of a Disadvantageous Condition, such Holder shall, as applicable (i) forthwith discontinue use of the prospectus and any prospectus supplement under such Registration Statement and suspend sales of Registrable Securities until such Disadvantageous Condition no longer exists, as advised by the Company to the Holders' Representative (which notice shall be given promptly following such time as the Disadvantageous Condition no longer exists), and (ii) if so directed by the Company, deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice.

     4. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

          (a) prepare and file as promptly as practicable (but in no event later than 30 days after the earlier of (i) the date that all Holders to whom notice has been given pursuant to Section 4(a)(ii) have responded to such notice and (ii) the date that the time period to receive requests under
     Section 4(a)(ii) has expired) with the SEC a registration statement with respect to such Registrable Securities and use its

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     reasonable best efforts to cause such registration statement to become effective; provided, that the Company may in its sole discretion discontinue any registration of its securities which is being effected pursuant to Section 2 at any time prior to the effective date of the registration statement relating thereto;

          (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the shorter of a period of (i) 90 days or (ii) until the distribution pursuant to such registration statement is completed, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller thereof set forth in such registration statement; provided, that before filing a registration statement pursuant to Section 3 (or Section 2 if it mentions any Holder) or any prospectus or any amendments or supplements thereto naming any Holder, the Company will furnish to the Holders' Representative, the underwriters (if any) and their respective counsel copies of all documents proposed to be filed and will provide the Holders' Representative, the underwriters (if any) and their respective counsel the opportunity to comment thereon;

          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus and prospectus supplement, as applicable), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller, but only while the Company shall be required under the provisions hereof to cause such registration statement to remain current;

          (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller or managing underwriter shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 4(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers to consummate the disposition of such Registrable Securities;

          (f) promptly notify the sellers of Registrable Securities and the managing underwriter or underwriters, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 4(b), of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or prospectus in order to comply with the Securities Act, and at the request of such seller or managing underwriter promptly prepare and furnish to such seller or managing underwriter a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 15 months)

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     after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (h) if such Registrable Securities are shares of Company Common Stock, use its reasonable best efforts to cause all such Registrable Securities (or, in the case of Registrable Securities that are convertible into or exercisable for shares of Company Common Stock, such underlying shares of Company Common Stock) to be listed on any securities exchange on which Company Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange and, to use its reasonable best efforts to cause any other Registrable Securities, if not already so listed or quoted, to be listed on any securities exchange or quoted on any inter-dealer quotation system on which securities of the same class or type are then so listed or quoted;

          (i) enter into and perform its obligations under such customary agreements (including an underwriting agreement in customary form for underwriting agreements (including indemnities no less favorable than those set forth in Section 5(a)) with respect to secondary distributions at such time) as the sellers of a majority of such Registrable Securities may reasonably request in connection with the disposition of such Registrable Securities;

          (j) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the sellers of a majority of such Registrable Securities or the managing underwriter shall reasonably request; and

          (k) make available for inspection by representatives of the sellers of the Registrable Securities to be sold in such registration, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such seller or any such underwriter, such financial and other records, corporate documents and properties of the Company as are customarily made available in connection with a "due diligence" investigation for an underwritten secondary offering, and cause all of the Company's (and its subsidiaries) officers and accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement as is customarily made available in connection with a "due diligence" investigation for an underwritten secondary offering and make available such officers, accountants and other employees in connection therewith; provided, however, that (i) the sellers and the underwriters and their respective counsel, accountants and other agents shall have entered into a confidentiality agreement customary in form and reasonably acceptable to the Company and (ii) the sellers and the underwriters and their respective counsel, accountants and other agents shall use their reasonable best efforts to minimize the disruption to the Company's business and coordinate any such investigation of the books, records and properties of the Company and any such discussions with the Company's officers and accountants so that all such investigations and all such discussions occur at the same time.

          (l) notify the selling Holders and the managing underwriter or underwriters and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Company (i) when the registration statement or any amendment thereto has been filed or becomes effective, when the prospectus or any amendment or supplement to the prospectus has been filed, and, to furnish such selling holders and managing underwriter or underwriters, if any, with copies thereof, (ii) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information,
     (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of the Company contemplated by paragraph
     (i) above cease to be true and correct in all material respects or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

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          (m) make every reasonable effort to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final prospectus or suspending any qualification of the Registrable Securities at the earliest possible moment;

          (n) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to, and the purchase price being paid therefor by, such underwriter or underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (o) cooperate with the selling Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwritings may request at least two Business Days prior to any sale or Registrable Securities to the underwriters;

          (p) not later than the effective date of the applicable registration statement (or if later, the earliest Business Day thereafter on which a CUSIP number is available), provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company (if such Registrable Securities are then eligible for such deposit);

          (q) cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

          (r) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

     The Company may require each seller of Registrable Securities as to which any registration statement is being effected to furnish the Company with such information regarding such seller, and pertinent to the disclosure requirements relating to the registration and the distribution of such securities, as the Company may from time to time reasonably request in writing.

     Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 4(f), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give such notice, the period mentioned in Section 4(b)(i) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(f) and through and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(f).

     5.  Indemnification.

     (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 3, the Company hereby indemnifies and agrees to hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and its directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Holder Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Holder Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Holder Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse such Holder Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding as such expenses are incurred; provided, that the Company shall not be liable to any Holder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto
(i) following notice by the Company to such Holder Indemnified Party of any Disadvantageous Condition or otherwise pursuant to Section 4(f) if such Holder Indemnified Party thereafter uses the prospectus in effect at the time of such notice, unless the Company has delivered a notice that such Disadvantageous Condition or other circumstance specified in Section 4(f) no longer exists or
(ii) in reliance upon and in conformity with written information with respect to such Holder Indemnified Party furnished to the Company by such Holder Indemnified Party for use in the preparation thereof; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any Holder Indemnified Party and shall survive the transfer of such securities by any Holder.

     (b) Indemnification by the Sellers and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2 or 3 herein, that the Company have received an undertaking reasonably satisfactory to it from the prospective sellers of such Registrable Securities or any underwriter to indemnify and hold harmless, severally and not jointly, the Company or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (the "Company Indemnified Parties", and together with the Holder Indemnified Parties, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Company Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Company Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by such seller or such underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus, or any amendment or supplement thereto, or a document incorporated by reference into any of the foregoing and the sellers and such underwriters will reimburse such Company Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding as such expenses are incurred. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such underwriter, or any Company Indemnified Party and shall survive the transfer of such securities by any Holder.

     (c) Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 5(a) or 5(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in the reasonable judgment of the Indemnified Party's counsel a conflict of interest between such Indemnified Parties and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. If, in the reasonable judgment of the counsel for the Indemnified Party, having common counsel would result in a conflict of interest between the interests of such Indemnified Parties and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. Without the consent of the Indemnified Party, no indemnifying party will consent to the entry of any judgment or enter into any settlement that includes as a term thereof an admission of wrongdoing by the Indemnified Party, that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation or that imposes material obligations on the Indemnified Party. No Indemnified Party shall agree to any settlement without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld).

     (d) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 5 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered (x) the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds received by each), (y) the relative fault of the parties in connection with the statements, actions or omissions which resulted in the losses, claims, damages or liabilities which gave rise to the indemnity obligation pursuant to this Section 5, and (z) any other relevant equitable considerations under the circumstances. The relative fault of the parties shall be determined with reference to, among other things, whether such statement or omission relates to information supplied by the indemnifying party or by the Indemnified Party and the parties' relative knowledge, access to information and opportunity to prevent such action or omission. The amount paid or payable by a party under this Section 5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything in this Section 5 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5 to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the Indemnified Parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (e) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

     6.  Miscellaneous.

     (a) Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information as is specified in Section (c)(2) of Rule
144), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

     (b) Holdback Agreement. In connection with any registration by the Company of Company Common Stock, each Holder agrees not to effect any public sale or distribution (except in connection with such underwritten public offering pursuant to Section 2(a)), including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering pursuant to Section 2(a)), during the seven days prior to, and during the 120-day period (or such lesser period as the managing underwriters may permit, it being understood that the Company will request that such managing underwriters act in good faith in determining whether to permit a lesser period) after the effective date of such registration (other than a Registrable Security included in such registration pursuant to Section 2(a)). If any registration of Registrable Securities pursuant to Section 3 of thus Agreement shall be in connection with an underwritten public offering, the Company agrees not to effect any public sale or distribution (except in connection with such underwritten public offering), of any equity securities of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the seven days prior to, and during the 45-day period (or such lesser period as the managing underwriters may permit) after the effective date of such registration.

     (c) Amendments and Waivers. (i) This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding. Each Holder of Registrable Securities at the time or thereafter outstanding shall be bound by any amendment authorized by this Section 6(c).

     (ii) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     (d) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     (e) Additional Parties. Upon the transfer of any shares of Class A Common Stock pursuant to clauses (iii) or (vi) of Section 3.2(c) of the Standstill Agreement, such transferee shall become a party to this Agreement by agreeing in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption and shall thereby be deemed a Holder of Registrable Securities for the purposes of this Agreement.

     (f) Notices. All notices, requests, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly given if delivered as follows:

         If to the Company:

         First Hawaiian, Inc.
         999 Bishop Street
         Honolulu, Hawaii 96813
         Attention: Howard H. Karr
         Telephone: (808) 525-8800
         Facsimile: (808) 533-7844

         with a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017-3954
         Attention: Lee Meyerson, Esq.
         Fax: (212) 455-2502

         If to BNP:

         Banque Nationale de Paris
         Affaires Juridiques et Fiscales
         Affaires Juridiques Internationales
         1, Boulevard Haussmann
         75009 Paris
         France
         Telecopier No.: (011) (33) (1) 40.14.86.30
         Telephone No.: (011) (33) (1) 40.14.26.78
         Attention: General Counsel

         with a copy to:

         Pillsbury Madison & Sutro, LLP
         235 Montgomery Street
         San Francisco, California 94104
         Attention: Rodney R. Peck, Esq.
         Fax: (415) 983-1200

         and

         Cleary Gottlieb Steen & Hamilton
         One Liberty Plaza
         New York, New York 10006
         Attention: Robert L. Tortoriello
         Fax: (212) 225-3999

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier or
(iii) on the date received, if sent by fax or regular mail.

     (g) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     (h) Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     (i) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

     (j) Remedies. Each of the parties hereto acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof, which rights shall be cumulative and in addition to any other remedy to which the parties hereto may be entitled hereunder or at law or equity.

     (k) Governing Law; Consent to Jurisdiction. (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 6(k), that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

     (ii) BNP hereby irrevocably designates French American Banking Corporation (in such capacity, the "Process Agent"), with an office at 200 Liberty Street, New York, New York, 10281, as its designee, appointee and agent to receive, for and on its behalf service of process in such jurisdiction in any Litigation arising out of or relating to this Agreement and such service shall be deemed complete upon delivery thereof to the Process Agent; provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to BNP in the manner provided in Section 6(f). Each of the Company and BNP further irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. BNP expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that BNP's consent to jurisdiction and service contained in this Section 6(k) is solely for the purpose referred to in this Section 6(k) and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose. If the Process Agent shall cease to act, BNP covenants that it shall appoint without delay another such agent reasonably satisfactory to the Company.

     (l) Further Assurances. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     (m) No Third-Party Rights. Nothing in this Agreement, expressed or implied, shall or is intended to confer upon any Person other than the parties hereto or their respective successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     (n) Entire Agreement; No Oral Waiver; Construction. This Agreement and the other agreements and documents contemplated hereby and thereby constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties in connection therewith. No covenant or condition or representation not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement or the transactions contemplated hereby. This Agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions of this Agreement be binding on any party unless in writing signed by the parties hereto. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement and no waiver of any provision of or default under this Agreement shall affect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement has been negotiated by the parties hereto and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     (o) Noncontravention of Other Agreements. Notwithstanding any other provision of this Agreement to the contrary, no Holder shall have any right to sell, transfer or otherwise dispose of any Registrable Securities in contravention of the terms of the Merger Agreement or the Standstill Agreement.

     (p) No Inconsistent Agreements. The Company agrees not to enter into any other agreement that is inconsistent with or conflicts with any provision of this Agreement or which would impair the ability of the Company to perform its obligations under this Agreement.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                    FIRST HAWAIIAN, INC.

                                    By:        /s/ HOWARD H. KARR

                                    --------------------------------------------
                                    Name:     Howard H. Karr
                                    Title:    Executive Vice President,
                                              Chief Financial Officer and
                                              Treasurer

                                    BANQUE NATIONALE DE PARIS

                                    By:        /s/ V. LEVY GARBOUA

                                    --------------------------------------------
                                    Name:     V. Levy Garboua
                                    Title:    Directeur General Delegue